EXHIBIT 10.18

                           WAIVER AND AMENDMENT NO. 4

                                       TO

                           LOAN AND SECURITY AGREEMENT

      THIS WAIVER AND AMENDMENT NO. 4 ("Amendment") is entered into as of August 8, 2000, by and between MPD TECHNOLOGIES, INC., a New York corporation ("Borrower") having its principal place of business at 49 Wireless Boulevard, Hauppauge, New York and IBJ WHITEHALL BUSINESS CREDIT CORPORATION ("IBJ") having its principal place of business at One State Street, New York, New York and each of the other financial institutions named in or which hereafter become a party to the Loan Agreement (as defined below) (IBJ and such other financial institutions, the "Lenders") and IBJ as agent for the Lenders (IBJ in such capacity, the "Agent").

                                   BACKGROUND

      Borrower, Agent and Lenders are parties to a Loan and Security Agreement dated as of February 13, 1997 (as amended by (i) Amendment No. 1 dated as of February 27, 1998, (ii) Amendment No. 2 dated as of May 19, 1999, (iii) Waiver and Amendment No. 3 dated as of March 17, 2000 and as same may be further amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provided Borrower with certain financial accommodations.

      Borrower has requested that Lenders and Agent amend the Loan Agreement to, among other things, (a) waive certain Events of Default and (b) amend certain financial covenants, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

      NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

      2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:

      2.1. Section 1.2 of the Loan Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order:

            Amendment No. 4 - means Waiver and Amendment No. 4 to Loan and Security Agreement dated as of the Amendment No. 4 Effective Date among Borrower, Lenders and Agent.

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            Amendment No. 4 Effective Date - means August 8, 2000.

            Consigned Lucent Inventory - all Inventory consigned by Borrower to Lucent Technologies and kept at Lucent Technologies' locations in Columbus. Ohio and Mt. Olive, New Jersey.

            Non-Financed Capital Expenditures - means Capital Expenditures made by Borrower during any applicable period which were not financed using the proceeds of the Capex Loans or Additional Capex Loans or the proceeds of financing obtained by Borrower from a third party, provided, that such Capital Expenditures during the applicable period exceed $150,000 and provided, further, that Borrower has not made a request to Agent for a Capex Loan or Additional Capex Loan to finance the purchase of such Capital Expenditures.

            Operating Cash Flow - means with respect to any particular period, an amount equal to (i) EBITDA less (ii) Non-Financed Capital Expenditures during such period.

      2.2. The reference to "non-financed Capital Expenditures" in the definition of "Fixed Charge Coverage" in Section 1.2 of the Loan Agreement shall be changed to "Non-Financed Capital Expenditures".

      2.3. Section 9.3 of the Loan Agreement is hereby amended in its entirety to provide as follows:

                  "9.3 Specific Financial Covenants. Borrower covenants that, unless otherwise consented to by Agent in writing, it shall:

                  (a) maintain a Fixed Charge Coverage of not less than (i) 1.1 to 1.0 for the nine month period ending March 31, 2001 and (ii) 1.1 to 1.0 for the twelve month period ending June 30, 2001 and as at the end of each fiscal quarter thereafter with respect to the twelve month period then ended.

                  (b) until it has maintained a Fixed Charge Coverage of not less than 1.10 to 1.00 as at the end of any fiscal quarter for the twelve month period then ended commencing with the fiscal quarter ending June 30, 2001, maintain an Excess Availability at all times of not less than (a) $450,000 during the period commencing on the Amendment No. 4 Effective Date and ending on October 31, 2000 and
            (b) $900,000 at all times thereafter.

                  (c) maintain Operating Cash Flow of not less than (i) $525,000 for the quarter ending September 30, 2000 and (ii) $3,100,000 for the two quarters ending December 31, 2000.


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      2.4. Section 11.1(S) of the Loan Agreement is hereby amended in its entirety to provide as follows:

                  (S) Borrower shall fail to provide Agent with an appraisal of
            Equipment from Daley-Hodkin Corporation which sets forth an orderly liquidation value of Equipment of at least $4,100,000.

      2.5. Borrower and Agent hereby agree that Agent shall deem up to $500,000 of Consigned Lucent Technology to be Eligible Inventory for purposes of computing the Borrowing Base (so long as such Inventory would otherwise constitute Eligible Inventory but for Borrower's non-compliance with Section 6.1(C) of the Loan Agreement).

      3. Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, Agent and Lenders hereby waive the Events of Default which have occurred solely as a result of (a) Borrower's failure to maintain a Fixed Charge Ratio of not less than (.50) to 1.00 for the six month period ended June 30, 2000, (b) Borrower's failure to comply with the requirements of Section 6.1(C) with respect to the Consigned Lucent Inventory, and (c) Borrower's failure to comply with Section 11(S) (as in effect immediately prior to this Amendment) which required that the appraisal of the Equipment set forth an orderly liquidation value of at least $4,800,000.

      4. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received
(i) four (4) copies of this Amendment executed by Borrower and consented and agreed to by Microwave Power Devices, Inc., as guarantor and (ii) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

      5. Representations and Warranties. Borrower hereby represents and warrants as follows:

                  (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

                  (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

                  (c) No Event of Default or Default has occurred and is
            continuing or would exist after giving effect to this Amendment.

                  (d) Borrower has no defense, counterclaim or offset with
            respect to the Loan Agreement.


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      6. Effect on the Loan Agreement.

            (a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

            (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

            (c) Except as specifically provided in Section 3 hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

      7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

      8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

      9. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.


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      IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                        MPD TECHNOLOGIES, INC.

                                        By: /s/ Thomas V. Gilboy
                                            ------------------------------------
                                         Name: Thomas V. Gilboy
                                         Title: Vice President and Chief
                                                Financial Officer


                                        IBJ WHITEHALL BUSINESS CREDIT
                                        CORPORATION, as Agent and a Lender

                                        By: /s/ Joseph J. Zautra
                                            ------------------------------------
                                         Name: Joseph J. Zautra
                                         Title: Vice President

CONSENTED AND AGREED TO:

MICROWAVE POWER DEVICES, INC.


By: /s/ Al Weber
    -------------------------
    Name: Al Weber
    Title: Chairman, President and CEO


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